Exhibit 99.1

NetScout Systems Reports Financial Results For Second Quarter Fiscal Year 2015

Q2 GAAP and Non-GAAP Revenue Up 12% Year-over-Year

Q2 EPS Up Year-over-Year: 13% GAAP; 18% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--October 16, 2014--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q2 FY 2015
	GAAP	% Growth v. Q2 FY14	Non-GAAP	% Growth v. Q2 FY14
Revenue	$103.6 million	12%	$103.6 million	12%
Net income	$11.2 million	14%	$16.6 million	16%
Net income per share	$0.27	13%	$0.40	18%

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network, application and service assurance solutions, today announced financial results for its second quarter of fiscal year 2015 ended September 30, 2014.

“NetScout continued to execute during the second quarter of fiscal year 2015, producing solid revenue and profit growth that was generally consistent with our expectations entering the quarter,” said Anil Singhal, President and CEO of NetScout Systems. “Our performance this quarter reflects the continued market acceptance of our nGeniusONE product, which is powered by our ASI software and was launched about a year ago. We are becoming a more strategic partner to our customers as a result of our ability to provide a more scalable, unified platform for performance analytics and operational intelligence across their mission-critical IT infrastructures. As we look ahead, we remain confident in NetScout’s strategic direction and in our prospects for continued growth. We look forward to a strong finish to fiscal year 2015 and we are reiterating our full-year guidance ranges. We are also excited about the potential of our planned acquisition of Danaher’s Communications business to help us accelerate our strategic progress and enhance our ability to compete on a larger and more global scale. We expect that the transaction will close in the summer of next year, which is the first half of NetScout’s fiscal year 2016.”

Total revenue for the second quarter of fiscal year 2015 was $103.6 million, a 12% increase over $92.1 million in the same period last year. Non-GAAP revenue for the second quarter of fiscal year 2015 also increased by 12%. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Total product revenue for the second quarter of fiscal year 2015 was $58.0 million, an increase of 11% from the same period last year. Service revenue of $45.6 million for the second quarter of fiscal year 2015 grew by 15% on a GAAP basis. Non-GAAP service revenue was $45.6 million for the second quarter of fiscal year 2015, a 14% increase over the same quarter in fiscal year 2014.

Income from operations was $18.6 million in the second quarter of fiscal year 2015, a 17% increase over the same quarter last year. Second-quarter fiscal year 2015 non-GAAP income from operations was $26.9 million, a 19% increase over the same quarter one year ago.

Net income for the second quarter of fiscal year 2015 was $11.2 million, or $0.27 per diluted share, compared with net income of $9.9 million, or $0.24 per diluted share in the second quarter one year ago. On a non-GAAP basis, net income for the quarter was $16.6 million, or $0.40 per diluted share, versus non-GAAP net income of $14.3 million, or $0.34 per share, in the second quarter of fiscal year 2014.

Other notable financial highlights for the second quarter and first half of fiscal year 2015 included:

  NetScout’s operating margin for the second quarter of fiscal year 2015 was 18.0%, up from 17.2% one year ago and down sequentially from 18.1% in the first quarter of fiscal year 2015. NetScout’s non-GAAP operating margin for the second quarter of fiscal year 2015 was 26.0%, up notably from 24.5% a year ago and up from 23.4% on a sequential basis.
  For the first six months of fiscal year 2015, total revenue was $211.5 million, 22% higher than the comparable period one year ago. On a non-GAAP basis, total revenue of $211.5 million increased by 21% over the same period one year ago.
  For the first six months of fiscal year 2015, product revenue of $122.3 million grew by 28% over the same period last year. During the first half of fiscal year 2015, service revenue was $89.1 million on a GAAP and non-GAAP basis, which represented a 13% increase on both a GAAP and non-GAAP basis.
  For the first six months of fiscal year 2015, product revenue by customer segment was 45% for service provider, 42% for general enterprise and 13% for government.
  For the first six months of fiscal year 2015, net income was $22.7 million, or $0.54 per diluted share, compared with $15.1 million, or $0.36 per diluted share, in the same period of fiscal year 2014. Non-GAAP net income for the first six months of fiscal year 2015 was $31.8 million, or $0.76 per diluted share, compared with $23.0 million, or $0.55 per diluted share, in the first six months of fiscal year 2014.
  As of September 30, 2014, cash and cash equivalents, and short and long-term marketable securities were $217.3 million, down by $17.1 million from the end of the first quarter and a decline of $1.5 million since the end of fiscal year 2014.
  During the second quarter of fiscal year 2015, as part of its existing $100 million open market stock repurchase program, NetScout repurchased 250,000 shares of its common stock at an average price of $44.83 per share, totaling $11.2 million. For the fiscal year 2015 to date, NetScout has repurchased 500,000 shares at an average price of $41.81 per share, totaling $20.9 million.

Guidance:

For fiscal year 2015, NetScout is reiterating the guidance that was originally issued in May 2014. The Company expects GAAP and non-GAAP revenue to be in the range of $450 million to $465 million. GAAP net income per diluted share is expected to be in the range of $1.32 to $1.39, and non-GAAP net income per diluted share to be in the range of $1.74 and $1.81.

For fiscal year 2015, the non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $17.0 million, estimated amortization of acquired intangible assets of approximately $7.1 million, compensation for post-combination services of approximately $1.2 million, business development expense of $1.5 million, and the related impact of these adjustments on the provision for income taxes of $9.2 million.

Conference Call Instructions:

NetScout will host a conference call to discuss its second-quarter fiscal year 2015 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID: 11184871. A replay of the call will be available after 11:30 a.m. ET on October 16, 2014 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 11184871.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP product margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP income from operations includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ:NTCT) is the market leader in application and network performance management solutions that enable enterprise and service provider organizations to assure the quality of the user experience for business and mobile services. Used by 92 percent of Fortune 100 organizations and more than 165 service providers worldwide, NetScout’s technology helps these organizations proactively manage service delivery and identify emerging performance problems, helping to quickly resolve issues that cause business disruptions or negatively impact users of information technology. For more information about NetScout, visit www.netscout.com.

Additional Information and Where You Can Find It

NetScout will file a Registration Statement on Form S-4 containing a proxy statement/prospectus of NetScout and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by NetScout with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting Andrew Kramer, Vice President of Investor Relations, by telephone at 978-614-4000, by email at ir@netscout.com, or by mail at Investor Relations, NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886.

This communication is not a solicitation of a proxy from any security holder of NetScout. However, NetScout, Danaher and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NetScout’s stockholders in connection with the proposed transaction. Information about NetScout’s directors and executive officers and their beneficial ownership of NetScout’s common stock may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on July 24, 2014. This document can be obtained free of charge from the SEC website at www.sec.gov.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal year 2015, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements related to the company’s confidence in its strategic guidance and the timing associated with completing the acquisition of Danaher’s Communications business. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the failure to obtain, delays in obtaining or adverse conditions related to obtaining shareholder or regulatory approvals; the anticipated tax treatment of the transaction and related transactions; risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; failure to consummate or delay in consummating the transaction for other reasons; our ability to retain key executives and employees; slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, NetScout’s relationships with strategic partners; dependence upon broad-based acceptance of NetScout’s network performance management solutions; NetScout’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements; the ability of NetScout to take advantage of service provider opportunities; competitive pricing pressures; reliance on sole source suppliers; successful expansion and management of direct and indirect distribution channels; and dependence on proprietary technology and the ability of NetScout to successfully integrate Accanto Systems and ONPATH Technologies, and achieve operational efficiencies. For a more detailed description of the risk factors associated with NetScout, please refer to NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2014 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Product	$57,953	$52,357	$122,319	$95,334
Service	45,646	39,740	89,132	78,568
Total revenue	103,599	92,097	211,451	173,902

Cost of revenue:
Product	12,939	11,810	26,705	21,583
Service	8,656	7,894	17,486	15,043
Total cost of revenue	21,595	19,704	44,191	36,626

Gross profit	82,004	72,393	167,260	137,276

Operating expenses:
Research and development	19,241	16,638	38,008	32,603
Sales and marketing	32,196	31,559	69,468	63,759
General and administrative	11,067	7,457	19,820	14,438
Amortization of acquired intangible assets	856	857	1,718	1,711
Total operating expenses	63,360	56,511	129,014	112,511

Income from operations	18,644	15,882	38,246	24,765
Interest and other expense, net	(543)	(59)	(674)	(132)

Income before income tax expense	18,101	15,823	37,572	24,633
Income tax expense	6,868	5,940	14,863	9,497
Net income	$11,233	$9,883	$22,709	$15,136

Basic net income per share	$0.27	$0.24	$0.55	$0.37
Diluted net income per share	$0.27	$0.24	$0.54	$0.36
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,060	41,392	41,071	41,398
Net income per share - diluted	41,652	41,950	41,732	42,004

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013

GAAP Revenue	$103,599	$92,097	$107,852	$211,451	$173,902
Deferred revenue fair value adjustment	-	139	18	18	279
Non-GAAP Revenue	$103,599	$92,236	$107,870	$211,469	$174,181

GAAP Gross profit	$82,004	$72,393	$85,256	$167,260	$137,276
Deferred revenue fair value adjustment	-	139	18	18	279
Share-based compensation expense (1)	407	294	288	695	484
Amortization of acquired intangible assets (2)	923	824	934	1,857	1,643
Compensation for post combination services (4)	9	9	8	17	17
Non-GAAP Gross profit	$83,343	$73,659	$86,504	$169,847	$139,699

GAAP Income from operations	$18,644	$15,882	$19,602	$38,246	$24,765
Deferred revenue fair value adjustment	-	139	18	18	279
Share-based compensation expense (1)	4,495	3,930	3,302	7,797	6,742
Amortization of acquired intangible assets (2)	1,779	1,681	1,796	3,575	3,354
Business development and integration expense (3)	1,477	234	-	1,477	404
Compensation for post combination services (4)	545	711	536	1,081	1,155
Non-GAAP Income from operations	$26,940	$22,577	$25,254	$52,194	$36,699

GAAP Net income	$11,233	$9,883	$11,476	$22,709	$15,136
Deferred revenue fair value adjustment	-	139	18	18	279
Share-based compensation expense (1)	4,495	3,930	3,302	7,797	6,742
Amortization of acquired intangible assets (2)	1,779	1,681	1,796	3,575	3,354
Business development and integration expense (3)	1,477	234	-	1,477	404
Compensation for post combination services (4)	545	711	536	1,081	1,155
Income tax adjustments (5)	(2,908)	(2,308)	(1,910)	(4,818)	(4,093)
Non-GAAP Net income	$16,621	$14,270	$15,218	$31,839	$22,977

GAAP Diluted Net income per share	$0.27	$0.24	$0.27	$0.54	$0.36
Share impact of non-GAAP adjustments identified above	0.13	0.10	0.09	0.22	0.19
Non-GAAP Diluted net income per share	$0.40	$0.34	$0.36	$0.76	$0.55

Shares used in computing non-GAAP diluted net income per share	41,652	41,950	41,808	41,732	42,004

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$93	$68	$60	$153	$112
Cost of service revenue	314	226	228	542	372
Research and development	1,490	1,263	1,026	2,516	2,159
Sales and marketing	1,235	1,163	963	2,198	2,008
General and administrative	1,363	1,210	1,025	2,388	2,091
Total share-based compensation expense	$4,495	$3,930	$3,302	$7,797	$6,742

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$923	$824	$934	$1,857	$1,643
Operating expenses	856	857	862	1,718	1,711
Total amortization expense	$1,779	$1,681	$1,796	$3,575	$3,354

(3) Business development and integration expense included in these amounts is as follows:
General and administrative	1,477	234	-	1,477	404
Total business development and integration expense	$1,477	$234	$-	$1,477	$404

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	6	6	6	12	12
Cost of service revenue	3	3	2	5	5
Research and development	215	381	205	420	494
Sales and marketing	37	37	39	76	76
General and administrative	284	284	284	568	568
Total compensation for post combination services	$545	$711	$536	$1,081	$1,155

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(3,153)	$(2,544)	$(2,148)	$(5,301)	$(4,536)
Tax impact of non-GAAP reconciling items in loss jurisdictions	245	236	238	483	443
Total income tax adjustments	$(2,908)	$(2,308)	$(1,910)	$(4,818)	$(4,093)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2014	2014

Assets
Current assets:
Cash, cash equivalents and marketable securities	$169,769	$177,310
Accounts receivable, net	49,786	60,518
Inventories	14,505	12,580
Prepaid expenses and other current assets	30,166	28,354

Total current assets	264,226	278,762

Fixed assets, net	21,721	23,098
Goodwill and intangible assets, net	255,922	261,959
Long-term marketable securities	47,542	41,484
Other assets	2,130	2,460

Total assets	$591,541	$607,763

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,193	$11,541
Accrued compensation	30,891	34,901
Accrued other	9,349	7,221
Deferred revenue	95,022	109,301

Total current liabilities	145,455	162,964

Other long-term liabilities	6,632	6,661
Deferred tax liability	2,708	2,757
Accrued long-term retirement benefits	1,584	1,581
Long-term deferred revenue	22,540	24,639

Total liabilities	178,919	198,602

Stockholders' equity:
Common stock	51	50
Additional paid-in capital	287,795	273,574
Accumulated other comprehensive income	196	2,772
Treasury stock, at cost	(148,696)	(117,802)
Retained earnings	273,276	250,567

Total stockholders' equity	412,622	409,161

Total liabilities and stockholders' equity	$591,541	$607,763

CONTACT:
NetScout Systems, Inc.
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com